EXHIBIT 10.1

March 22, 2016

Mr. James S. Shipp

1746 Carlton Avenue

Staten Island, New York 10314

Re:

Separation Agreement and General Release

Dear Jim:

This Separation Agreement and General Release (the “Agreement”) confirms the termination of your employment with Soupman, Inc. (“Soupman” or the “Company”) and your resignation from its Board of Directors as of March 22, 2016 (the “Effective Date”).

1. Separation Consideration.

In connection with your termination and resignation, the Company will provide you with your base pay through March 31, 2016; (ii) $4,000, representing full reimbursement of all of your expenses that you have incurred on behalf of the Company; (iii) $4,000 within thirty (30) days after the Effective Date; (iv) 600,000 cashless options to purchase shares of Series B convertible stock at $.20 per share, convertible into 6,000,000 shares of common stock; and (v) 925,490 shares of common stock, representing $37,019.60 in salary owed for the period July 15 2015 through March 31, 2016 (collectively, the “Separation Payment”).   The Separation Payment will be paid subject to SEC Rule 144(a) 3 beginning within 10 business days after the expiration of the Revocation Period.  All Company stock granted hereunder shall be subject to a leak-out provision so that the maximum amount of Company stock that you may sell in any given month is $12,000. This leak-out restriction shall be applicable for two (2) years from the date hereof.

2. Your Release and Waiver of Claims.

(a)

Definition.  As used in this Agreement, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, equity, or otherwise.

(b)

Release and Waiver of Claims.  For and in consideration of the Separation Payment, and other good and valuable consideration, you, for and on behalf of yourself and your heirs, administrators, executors, and assigns, effective as of the Effective Date, fully and forever release, remise, and discharge the Company, together with its respective affiliates, officers, directors, partners, members, shareholders, employees, and agents (collectively, the “Company Released Parties”), from any and all claims whatsoever up to and including the date of your execution of this Agreement that you had, may have had, or now have against the Company or any of the Company Released Parties, for or by reason of any matter, cause, or thing whatsoever arising out of or attributable to your employment or the termination of your employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any United States federal, state, or local law or regulation dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation.  This release of claims includes, but is not limited to, all claims arising under the following United States statutes: the Age Discrimination in Employment Act (“ADEA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, and the Equal Pay Act, each as may be amended from time to time, and all other United States federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of an employee.  The parties intend the release contained herein to be a general release of any and all claims to the fullest extent permissible by law.

(c)

You acknowledge and agree that as of the date you execute this Agreement, you have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph.

(d)

Nothing in this Section 2 is intended to waive your rights to (i) indemnification under any applicable directors’ and officers’ liability insurance policy and/or under applicable law or (ii) any obligation of the Company set forth herein that expressly survives the Effective Date.

3. Company Release and Waiver of Claims.  For good and valuable consideration valuable consideration, Company, effective as of the Effective Date, fully and forever releases, remises, and discharges you from any and all claims whatsoever up to and including the date of your execution of this Agreement that Company had, may have had, or now may have against you, for or by reason of any matter, cause, or thing whatsoever arising out of or attributable to your employment with the Company.

4. Protection of Confidential Information; Non-Solicitation

(a) For purposes of this Section 4, “Confidential Information” shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), projects, customer lists, customer contacts, marketing plans, methodologies, business or vendor relationships, relationships with strategic or business partners, and all information and know-how (whether or not patentable, copyrightable or otherwise able to be registered or protected under laws governing intellectual property) owned, possessed, or used by the Company or the Company Released Parties, any affiliate or any customer, trade secret, process, research, reports, financial data, technical data, test data, know-how, computer program, software, software documentation, source code, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, patent applications, contracts, joint ventures, price, cost and personnel data, any trade names, trademarks or slogans and other non-public, proprietary and confidential information of the Company, the Company Released Parties or customers, that, in any case, is not otherwise available to the public (other than by the your breach of the terms hereof). You agree (i) that all Confidential Information, whether or not in writing, will be treated as being confidential and/or proprietary information and is the exclusive property of the Company and (ii) to hold in a fiduciary capacity for the sole benefit of the Company, all Confidential Information. Furthermore, you agree not to contact any customers of the Company, its employees, agents, principals or directors.

(b) You acknowledge and agree that following the Effective Date, except as specifically authorized in writing by the Company or as otherwise required by law, you will not disclose or use for the benefit of any third party any Confidential Information about the Company or the Company Released Parties, which you acquired, developed or created by reason of your employment, except for information that is or becomes public other than through your actions prohibited by and/or your breach of this paragraph.

5. Company Property.  To the extent that you have not already done so, you will promptly return to the Company all documents, website login credentials, passwords, materials and property in your possession, custody or control that are the property of the Company.

6. Cooperation.  You agree to make yourself available on reasonable notice to consult with the Company from time to time to help the Company understand the work you performed and cooperate with the Company, its employees and legal counsel.

7. No Suit.  You represent and warrant that you have not previously filed, and to the maximum extent permitted by law agree not to file, a claim against the Company or any Company Released Party regarding any of the claims released herein.

8. Non-Disparagement.  You agree that you will not defame or disparage the Company or its principals or employees, or any Company Released Party, or any of its or their business or its or their strategic plans, products, practices, policies, personnel or any other internal Company matter, in any manner, or otherwise speak of any of the foregoing in a disparaging manner in any medium or to any person or entity without limitation in time.

9. Binding Agreement; Assignment.  You may not assign this Agreement.  The Company shall have the right to assign its rights and obligations hereunder without your consent.

10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the termination of your employment and supersedes any and all prior understandings, written or oral. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing, specifically identified as an amendment to this Agreement, and signed by all parties.

11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Any provisions determined to be invalid or unenforceable shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

13. Remedies; Jurisdiction.

(a) Injunction.  Given the nature of the obligations set forth in Section 4 of this Agreement, you acknowledge and agree that the Company may be irreparably damaged by your alleged breach or violation of such sections.  Without prejudice to the rights and remedies otherwise available to the Company, it shall be entitled, without the requirement of a posting of a bond or other security to seek equitable relief, including an injunction or specific performance, in the event of any breach of the provisions of Section 4 of this Agreement.

(b) Jurisdiction. EACH PARTY, (i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO, AND (ii) SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL OR STATE COURTS LOCATED IN NASSAU COUNTY, NEW YORK AND EACH PARTY HERETO AGREES NOT TO INSTITUTE ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT IN ANY OTHER JURISDICTION.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS REFERRED TO IN THIS SECTION 13(b).

14. Opportunity for Review and Acceptance.

(a) Review Period.  You will have twenty-one (21) days from the date that you receive this letter through April 13, 2016 (the “Review Period”) to review and consider the terms of this Agreement. To accept this Agreement and the terms and conditions contained herein, you must execute and date this Agreement where indicated below and return the executed copy of the Agreement to the Company prior to the expiration of the Review Period.  In the event that you fail to execute and deliver this Agreement prior to the expiration of the Review Period, this Agreement will be null and void and of no effect, the Company will have no obligations hereunder, and you shall not be entitled to any payments hereunder. All payments will be subject to applicable withholdings and deductions.

(b) Revocation Period. Once you have signed this Agreement, you may choose to revoke your execution within seven (7) days after the date hereof (the “Revocation Period”). Any revocation must be in writing and personally delivered to the attention of Robert N. Bertrand at the Company’s offices, or if mailed, postmarked within seven (7) days of the date upon which it was signed by you.

15. Miscellaneous.

(a) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(b) The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold.

(c) By entering into this Agreement, you represent that you have had the opportunity to seek separate legal counsel of your own choosing in connection with the preparation, review and execution of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement.  Facsimile or pdf signatures shall be deemed to be original signatures.

(e)

Each party to this Agreement agrees promptly to execute, acknowledge, deliver, file or record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law, or that, in the opinion of the Company, may be necessary or advisable to carry out the intents and purposes of this Agreement.

Sincerely,

SOUPMAN, INC.

By: /s/Robert N. Bertrand

      Name: Robert N. Bertrand

      Title: President & CFO

ACCEPTED AND AGREED:

James S. Shipp /s/ James S. Shipp

ACKNOWLEDGMENT

I, JAMES S. SHIPP, AGREE TO THE TERMS AND CONDITIONS SPECIFIED IN THIS SEPARATION AGREEMENT AND GENERAL RELEASE AND I INTEND TO WAIVE AND RELEASE ALL CLAIMS THAT I MAY HAVE AGAINST THE COMPANY AND ANY COMPANY RELEASED PARTIES, EXCEPT AS OTHERWISE SET FORTH HEREIN.  I UNDERSTAND THAT THIS WAIVER AND RELEASE CREATES A TOTAL AND UNLIMITED RELEASE OF ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, EXISTING AS OF THIS DATE THAT I MAY HAVE AGAINST THE COMPANY AND ANY COMPANY RELEASED PARTIES, EXCEPT AS OTHERWISE SET FORTH HEREIN.

I HAVE HAD AMPLE TIME TO REVIEW THIS SEPARATION AGREEMENT GENERAL RELEASE AND TO CONSIDER MY GENERAL RELEASE OF ALL CLAIMS AS SET FORTH IN THIS AGREEMENT AND RELEASE.  I AM SIGNING THIS AGREEMENT AND RELEASE KNOWINGLY, VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS TERMS AND EFFECTS.  I UNDERSTAND THAT I CAN TAKE TWENTY-ONE (21) DAYS FROM RECEIPT OF THIS AGREEMENT AND RELEASE TO DETERMINE WHETHER I WISH TO SIGN IT, THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING IT, AND THAT I HAVE SEVEN (7) DAYS FROM THE DATE I SIGN THIS SEPARATION AGREEMENT AND RELEASE TO REVOKE IT.

I ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATIONS OR STATEMENTS NOT SET FORTH HEREIN.  I WILL NOT DISCLOSE THIS SEPARATION AGREEMENT AND GENERAL RELEASE TO ANYONE EXCEPT TO MY IMMEDIATE FAMILY AND ANY TAX, LEGAL OR OTHER COUNSEL THAT I HAVE CONSULTED REGARDING THE MEANING OR EFFECT OF THIS SEPARATION AGREEMENT AND GENERAL RELEASE, EXCEPT AS OTHERWISE REQUIRED BY LAW.

In witness whereof, I have executed this Separation Agreement and General Release this 22nd day of March, 2016.

/s/ James S. Shipp
JAMES S. SHIPP

YOU MUST RETURN THE ENTIRE SEPARATION AGREEMENT AND GENERAL RELEASE (INCLUDING THIS ACKNOWLEDGMENT PAGE).

1110 South Avenue, Staten Island, New York 10314

Phone (212)-768-7687 Facsimile (212)-768-7055   OTC:BB SOUP